Exhibit 15.2

We consent to the incorporation by reference in Registration Statements Nos. 333-81524, 333-100472, 333-107160, 333-122785, 333-125978, 333-135116, 333-151490, 333-161683, 333-161684, 333-167643, 333-196453 and 333-262071 on Form S-8 of our reports dated March 11, 2025, relating to the financial statements of Telefonaktiebolaget LM Ericsson (publ) and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended December 31, 2024.

/s/ Deloitte AB

Stockholm, Sweden

March 11, 2025